UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2024

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 15, 2024, the Board of Directors (the “Board”) of Phio Pharmaceuticals Corp. (the “Company”) approved the appointment of Robert M. Infarinato to serve as the Company’s Vice President, Chief Financial Officer and designated him as the Company’s principal financial officer and principal accounting officer, effective as of August 1, 2024.

Mr. Infarinato, 78, an attorney and certified public accountant, has over 40 years of leadership roles, including in the pharmaceutical and biotech industries. From 2000 to 2024, Mr. Infarinato served as a self-employed business consultant doing business as International Business Consulting. From 2010 to 2019, Mr. Infarinato served in various positions within Cutanea Life Sciences, Inc., a privately held dermatology company, including chief compliance officer, as well as a member of the board of directors and the audit committee thereof. From 1996 to 2013, Mr. Infarinato served as a member of the board of trustees for Abington Health Systems, serving as chairman from 2010 to 2013. Following Abington Health Systems’ merger with Jefferson Health System, Mr. Infarinato served on the finance committee until September 2021 and the Abington Jefferson Compliance Committee until 2023. From January 2022 to January 2023, Mr. Infarinato served as a tax specialist for Steinberg, Shebairo LLP CPAs. Mr. Infarinato obtained his Juris Doctor degree from Fordham University School of Law, and his B.S. from the Syracuse University Whitman School of Management.

In connection with Mr. Infarinato’s appointment as the Company’s Vice President, Chief Financial Officer, the Company entered into an offer letter on July 16, 2024, and effective as of August 1, 2024 (the “Offer Letter”) with Mr. Infarinato. The Offer Letter provides that Mr. Infarinato will be entitled to an initial annual base salary of $180,000 (the “Base Salary”) and will be eligible to receive an annual bonus of up to 30% of his annual base salary, based on the achievement of certain performance goals established annually by the Board. Pursuant to the Offer Letter, Mr. Infarinato will be employed as an “at-will” employee of the Company and will have no specified term as Vice President, Chief Financial Officer.

Mr. Infarinato will also be eligible to participate in the Company’s 2020 Long Term Incentive Plan, as amended and restated, and other benefits available to the Company’s executive officers. In addition, the Company will enter into an indemnification agreement with Mr. Infarinato on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on April 1, 2024.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

There are no family relationships between Mr. Infarinato and any director or executive officer of the Company. There are no transactions between Mr. Infarinato and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On August 1, 2024, the Company issued a press release announcing Mr. Infarinato’s appointment as the Company’s Vice President and Chief Financial Officer. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

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Departure of Principal Accounting Officer

Caitlin Kontulis, Vice President of Finance and Administration and Secretary of the Company, ceased serving as the Company’s principal accounting officer, effective as of August 1, 2024, with her employment terminating on August 31, 2024. The Company expects Ms. Kontulis to serve in a part-time advisory capacity to the Company after such termination of employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Offer Letter, executed July 16, 2024, by and between the Company and Robert M. Infarinato
99.1	Press Release, dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: August 1, 2024	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: President & Chief Executive Officer

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